Contacts:
Justin Renz	.
Senior Vice President, CFO
CombinatoRx, Incorporated
617-301-7575
JRenz@combinatorx.com

Gina Nugent
617-460-3579
gnugent@combinatorx.com

FDA APPROVES EXALGO™ EXTENDED-RELEASE TABLETS

-- CombinatoRx Achieves $40 Million Milestone --

CAMBRIDGE, Mass.– March 2, 2010 - CombinatoRx, Incorporated (NASDAQ: CRXX) today announced that the U.S. Food and Drug Administration (FDA) has approved the New Drug Application (NDA) for Exalgo™ (hydromorphone HCl) extended-release tablets, for the management of moderate to severe pain in opioid tolerant patients requiring continuous, around-the-clock opioid analgesia for an extended period of time.

CombinatoRx will receive a $40 million milestone payment from Covidien based on Exalgo approval and is eligible to receive tiered royalties on Exalgo net sales. Under the terms of the agreements relating to the merger with Neuromed Pharmaceuticals, effective with the FDA approval of Exalgo approximately 38,609,168 additional shares of CombinatoRx common stock are outstanding, resulting in CombinatoRx having total shares of common stock outstanding following FDA approval of Exalgo of approximately 88,610,640.

“Our considerable product development expertise played a key role in facilitating this successful NDA submission, with the goal of providing much needed relief to those who suffer from chronic pain,” commented Mark H.N. Corrigan, MD, President and CEO. “We will continue to apply our strong development capabilities to the many promising drug candidates in our pipeline going forward.”

The U.S. rights to Exalgo tablets were acquired from Neuromed by Mallinckrodt Inc., a Covidien company, in June, 2009. Neuromed acquired the U.S. marketing rights to Exalgo tablets from ALZA Corporation in April 2007 and was responsible for clinical development and regulatory filings. Covidien is responsible for all commercialization activities for Exalgo in the U.S., including marketing, sales and all post-approval FDA regulatory filings, and will now own the intellectual property for the product. ALZA is responsible for manufacturing, packaging and supply of the product. CombinatoRx and Neuromed merged on December 21, 2009.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) develops novel drug candidates with a focus on the treatment of pain and inflammation. The company applies its combination drug discovery capabilities and its selective ion-channel modulation platform to generate innovative therapeutics. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, the product Exalgo™, its potential and any royalties CombinatoRx may receive from Mallinckrodt based on net sales of Exalgo, the CombinatoRx

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com drug discovery technologies, and the business plans of CombinatoRx. These forward-looking statements about future expectations, plans, objectives and prospects of CombinatoRx may be identified by words like "believe," "expect," "may," "will," "should," "seek," or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the ability of Mallinckrodt to successfully market Exalgo™, the unproven nature of the CombinatoRx drug discovery technologies, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section beginning on page 31 of CombinatoRx's Form S-4 Registration Statement filed in connection with its merger with Neuromed (File No. 333-161146), on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

(c) 2010 CombinatoRx, Incorporated. All rights reserved.

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245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com